Exhibit 99.1
AMERICAN REPROGRAPHICS COMPANY REPORTS RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2009
•	Adjusted Annual EPS Fully Diluted: $0.38
•	Annual Cash from Operations: $97.4 million
•	2010 Annual Forecast EPS: $0.15 to $0.30
•	2010 Annual Forecast Cash from Operations: $65 million to $80 million
WALNUT CREEK, California (February 23, 2010) — American Reprographics Company (NYSE: ARP) (the “Company”), the nation’s leading provider of reprographic services and technology, today reported its financial results for the full year and fourth quarter ended December 31, 2009.
“We are glad to put 2009 behind us. In spite of the challenging conditions the company performed well,” said K. “Suri” Suriyakumar, Chairman, President and CEO. “The extraordinary efforts we made to right size the company and contain costs in late 2008 and early 2009 allowed us to battle through a very difficult year and come out of it vigorous and healthy. We were able to meet our financial obligations comfortably, make investments in several new products and services to enhance our revenue stream, and reduce our debt obligations by more than $85 million despite a decline in annual sales of more than 28%.”
Jonathan Mather, Chief Financial Officer, said, “While we did not see an upturn in construction-related business during the fourth quarter, we were happy to see slightly stronger sales than we anticipated. Aggressively managing the company to control costs provided us the flexibility and focus to ensure we made the most of every bit of activity in the market.”
Revenue for the year ended December 31, 2009 was $501.6 million, compared to $701.0 million for the year ended December 31, 2008, a 28.5% decline year-over-year. The Company’s gross margin for the year ended December 31, 2009 was 35.5%, compared to 40.7% for the year ended December 31, 2008. Adjusted net income for 2009 was $17.2 million, or $0.38 per diluted share, excluding the effects of previously disclosed one-time charges related to the Company’s annual goodwill impairment assessment, an impairment of long-lived assets, and costs associated with an amendment to our credit agreement and interest rate swap transaction. Adjusted net income for 2008 was $59.0 million, or $1.30 per diluted share excluding the goodwill impairment charge in the fourth quarter of 2008. Net cash from operating activities in 2009 was $97.4 million, compared to $127.3 million in 2008.
Net revenue for the fourth quarter of 2009 was $111.7 million, compared to $154.0 million for the fourth quarter of 2008, a decrease of 27.5%. The Company’s gross margin for the fourth quarter of 2009 was 32.2%, compared to 36.7% for the same period in 2008. Adjusted net income for the fourth quarter of 2009 was $0.4 million, or $0.01 per diluted share, adjusted to exclude one-time charges noted above. This compares to adjusted net income for the fourth quarter of 2008 of $6.5 million, or $0.14 per diluted share, excluding the goodwill impairment charge in the fourth quarter of 2008, as noted above.

Outlook
American Reprographics Company anticipates annual earnings per share in 2010 to be in the range of $0.15 to $0.30 on a fully-diluted basis, and annual cash flow from operations in the range of $65 million to $80 million.
Teleconference and Webcast
American Reprographics Company will host a conference call and audio webcast today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time) to discuss results for the Company’s fourth quarter and full year 2009 and business outlook for the first quarter 2010. The conference call can be accessed by dialing 866-921-3926. The conference call ID number is 53459422.
A replay of this call will be available approximately one hour after the call for seven days following the call’s conclusion. To access the replay, dial 800-642-1687. The conference call ID number to access the phone replay is 53459422.
A Web archive will be made available at http://www.e-arc.com for approximately 90 days following the call’s conclusion.
About American Reprographics Company
American Reprographics Company is the leading reprographics company in the United States providing business-to-business document management technology and services to the architectural, engineering and construction, or AEC industries. The Company provides these services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality, which also require sophisticated document management services. American Reprographics Company provides its core services through its suite of reprographics technology products, a network of hundreds of locally-branded reprographics service centers across the U.S., Canada and the U.K, on-site at more than 5,600 customer locations, and through UDS, a joint-venture company headquartered in Beijing, China. The Company’s service centers are arranged in a hub and satellite structure and are digitally connected as a cohesive network, allowing the provision of services both locally and nationally to more than 138,000 active customers.

Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words such as “anticipates,” “projects,” “expect” and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Factors that could cause our actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, the current economic recession and downturn in the architectural, engineering and construction industries specifically; our ability to streamline operations and reduce and/or manage costs; competition in our industry and innovation by our competitors; our failure to anticipate and adapt to future changes in our industry; our failure to take advantage of market opportunities and/or to complete acquisitions; our failure to manage acquisitions, including our inability to integrate and merge the business operations of the acquired companies or failure to retain key personnel and customers of acquired companies; our dependence on certain key vendors for equipment, maintenance services and supplies; damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers; and our failure to continue to develop and introduce new services successfully. The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect our future performance, please review our periodic filings with the U.S. Securities and Exchange Commission, and specifically the risk factors set forth in our most recent reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.
Contacts:

David Stickney	Joseph Villalta

VP of Corporate Communications	The Ruth Group

Phone: 925-949-5100	Phone: 646-536-7003

Email: davidstickney@e-arc.com	Email:jvillalta@theruthgroup.com

American Reprographics Company
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
(Unaudited)

	December 31,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$29,377	$46,542
Accounts receivable, net	53,919	77,216
Inventories, net	10,605	11,097
Deferred income taxes	5,568	5,831
Prepaid expenses and other current assets	7,011	11,976

Total current assets	106,480	152,662

Property and equipment, net	74,568	89,712
Goodwill	332,518	366,513
Other intangible assets, net	74,208	85,967
Deferred financing costs, net	4,082	3,537
Deferred income taxes	26,987	25,404
Other assets	2,111	2,136

Total assets	$620,954	$725,931

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$23,355	$25,171
Accrued payroll and payroll-related expenses	8,804	13,587
Accrued expenses	24,540	24,913
Current portion of long-term debt and capital leases	53,520	59,193

Total current liabilities	110,219	122,864

Long-term debt and capital leases	220,711	301,847
Other long-term liabilities	8,000	13,318

Total liabilities	338,930	438,029

Commitments and contingencies

Stockholders’ equity:
American Reprographics Company stockholders’ equity:
Preferred stock, $0.001 par value, 25,000,000 shares authorized; zero and zero shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000,000 shares authorized; 46,112,653 and 45,674,810 shares issued and 45,664,999 and 45,227,156 shares outstanding in 2009 and 2008, respectively	46	46
Additional paid-in capital	89,982	85,207
Deferred stock-based compensation	—	(195)
Retained earnings	200,961	215,846
Accumulated other comprehensive loss	(7,273)	(11,414)

	283,716	289,490
Less cost of common stock in treasury, 447,654 shares in 2009 and 2008	7,709	7,709

Total American Reprographics Company stockholders’ equity	276,007	281,781
Noncontrolling interest	6,017	6,121

Total stockholders’ equity	282,024	287,902

Total liabilities and stockholders’ equity	$620,954	$725,931

American Reprographics Company
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Reprographics services	$75,828	$108,900	$350,491	$518,062
Facilities management	22,243	29,246	97,401	120,983
Equipment and supplies sales	13,591	15,872	53,657	61,942

Total net sales	111,662	154,018	501,549	700,987
Cost of sales	75,738	97,452	323,360	415,715

Gross profit	35,924	56,566	178,189	285,272
Selling, general and administrative expenses	26,685	36,908	115,020	154,728
Amortization of intangible assets	2,693	3,016	11,367	12,004
Goodwill impairment	—	35,154	37,382	35,154
Impairment of long-lived assets	—	—	781	—

Income (loss) from operations	6,546	(18,512)	13,639	83,386
Other income, net	(33)	(217)	(171)	(517)
Interest expense, net	7,721	6,005	25,781	25,890

Income before income tax (benefit) provision	(1,142)	(24,300)	(11,971)	58,013
Income tax (benefit) provision	(502)	(8,677)	3,018	21,200

Net (loss) income	(640)	(15,623)	(14,989)	36,813
Loss (income) attributable to noncontrolling interest	65	(64)	104	(59)

Net (loss) income attributable to American Reprographics Company	$(575)	$(15,687)	$(14,885)	$36,754

Earnings per share attributable to American Reprographics Company shareholders:
Basic	$(0.01)	$(0.35)	$(0.33)	$0.82

Diluted	$(0.01)	$(0.35)	$(0.33)	$0.81

Weighted average common shares outstanding:
Basic	45,393,929	45,078,554	45,185,350	45,060,482
Diluted	45,393,929	45,078,554	45,185,350	45,398,086

American Reprographics Company
Non-GAAP Measures
Reconciliation of cash flows provided by operating activities to EBIT and EBITDA
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

Cash flows provided by operating activities	$22,061	$32,003	$97,425	$127,266
Changes in operating assets and liabilities	(11,068)	(12,734)	(19,919)	(4,829)
Non-cash (expenses) income, including depreciation and amortization	(11,633)	(34,892)	(92,495)	(85,624)
Income tax (benefit) provision	(502)	(8,677)	3,018	21,200
Interest expense	7,721	6,005	25,781	25,890
Net loss (income) attributable to noncontrolling interest	65	(64)	104	(59)

EBIT	6,644	(18,359)	13,914	83,844

Depreciation and amortization	11,892	12,940	49,543	50,121

EBITDA	$18,536	$(5,419)	$63,457	$133,965

American Reprographics Company
Non-GAAP Measures
Reconciliation of net (loss) income attributable to ARC to unaudited adjusted net income attributable to ARC
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

Net (loss) income attributable to ARC	$(575)	$(15,687)	$(14,885)	$36,754
Goodwill impairment	—	35,154	37,382	35,154
Impairment of long-lived assets	—	—	781	—
Amended Credit Agreement and Swap Transaction costs	1,672	—	2,632	—
Income tax benefit, related to above items	(669)	(12,932)	(8,748)	(12,932)

Unaudited adjusted net income attributable to ARC	$428	$6,535	$17,162	$58,976

Earnings per share attributable to ARC shareholders (actual):
Basic	$(0.01)	$(0.35)	$(0.33)	$0.82

Diluted	$(0.01)	$(0.35)	$(0.33)	$0.81

Earnings per share attributable to ARC shareholders (adjusted):
Basic	$0.01	$0.14	$0.38	$1.31

Diluted	$0.01	$0.14	$0.38	$1.30

Weighted average common shares outstanding (adjusted):
Basic	45,393,929	45,078,554	45,185,350	45,060,482
Diluted	45,524,283	45,353,789	45,328,550	45,398,086

American Reprographics Company
Non-GAAP Measures
Reconciliation of net (loss) income attributable to ARC to EBIT, EBITDA and adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

Net (loss) income attributable to ARC	$(575)	$(15,687)	$(14,885)	$36,754
Interest expense, net	7,721	6,005	25,781	25,890
Income tax (benefit) provision	(502)	(8,677)	3,018	21,200

EBIT	6,644	(18,359)	13,914	83,844
Depreciation and amortization	11,892	12,940	49,543	50,121

EBITDA	18,536	(5,419)	63,457	133,965
Special items:
Goodwill impairment	—	35,154	37,382	35,154
Impairment of long-lived assets	—	—	781	—

Adjusted EBITDA	$18,536	$29,735	$101,620	$169,119

Non-GAAP Measures
EBIT, EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity.
EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation and amortization. Amortization does not include $4.9 million, $4.3 million and $3.5 million of stock based compensation expense recorded in selling, general and administrative expenses, for the years ended December 31, 2009, 2008 and 2007, respectively. EBIT margin is a non-GAAP measure calculated by dividing EBIT by net sales. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by net sales.
We present EBIT, EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.
We use EBIT and EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except for debt and taxation which are managed at the corporate level for U.S. operating segments. As a result, EBIT is the best measure of divisional profitability and the most useful metric by which to measure and compare the performance of our operating segments. We also use EBIT to measure performance for determining operating segment-level compensation and use EBITDA to measure performance for determining consolidated-level compensation. We also use EBIT and EBITDA to evaluate potential acquisitions and to evaluate whether to incur capital expenditures.
EBIT, EBITDA and related ratios have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBIT, EBITDA, and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT, EBITDA and related ratios only as supplements.
We have presented adjusted net income attributable to ARC and adjusted earnings per share attributable to ARC shareholders for the years ended December 31, 2009 and 2008 to reflect the exclusion of the goodwill impairment charge, long-lived assets impairment charge and costs related to the 2009 amendments to the Credit Agreement and Swap Transaction. This presentation facilitates a meaningful comparison of our operating results for the years ended December 31, 2009 and 2008. We presented adjusted EBITDA in 2009 and 2008 to exclude the non-cash impairment charges of $38.2 million and $35.2 million, respectively, as we believe this was a result of the current macroeconomic environment and not indicative of our operations. The exclusion of the goodwill impairment charges and long-lived assets impairment charge, and costs related to the 2009 amendments to the Credit Agreement and Swap Transaction to arrive at adjusted EBITDA is consistent with the definition of adjusted EBITDA in the amendment to the Credit Agreement, therefore we believe this information is useful to investors in assessing our ability to meet our debt covenants.

American Reprographics Company
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Cash flows from operating activities
Net (loss) income	$(640)	$(15,623)	$(14,989)	$36,813
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Allowance for accounts receivable	202	1,802	3,044	4,966
Depreciation	9,199	9,924	38,176	38,117
Amortization of intangible assets	2,693	3,016	11,367	12,004
Amortization of deferred financing costs	385	331	1,357	1,267
Goodwill impairment	—	35,154	37,382	35,154
Impairment of long-lived assets	—	—	781	—
Stock-based compensation	1,328	1,146	4,892	4,289
Excess tax benefit related to stock-based compensation	—	72	(18)	(30)
Deferred income taxes	(2,219)	(16,670)	(4,477)	(10,172)
Write-off of deferred financing costs	190	—	190	313
Other noncash items, net	(145)	117	(199)	(284)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	9,862	19,656	21,099	21,556
Inventory	989	1,883	1,344	3,134
Prepaid expenses and other assets	2,627	3,694	6,302	(1,101)
Accounts payable and accrued expenses	(2,410)	(12,499)	(8,826)	(18,760)

Net cash provided by operating activities	22,061	32,003	97,425	127,266

Cash flows from investing activities
Capital expenditures	(1,654)	(2,674)	(7,506)	(9,033)
Payments for businesses acquired, net of cash acquired and including other cash payments associated with the acquisitions	(1,504)	(5,700)	(3,527)	(23,916)
Restricted cash	—	1,959	—	937
Other	968	259	1,684	1,205

Net cash used in investing activities	(2,190)	(6,156)	(9,349)	(30,807)

Cash flows from financing activities
Proceeds from stock option exercises	—	—	63	177
Proceeds from issuance of common stock under Employee Stock Purchase Plan	48	8	164	35
Excess tax benefit related to stock-based compensation	—	(72)	18	30
Payments on long-term debt agreements and capital leases	(49,170)	(13,343)	(105,008)	(51,850)
Net repayments under revolving credit facility	1,523	—	1,523	(22,000)

Payment of loan fees	(2,048)	—	(2,092)	(726)

Net cash used in financing activities	(49,647)	(13,407)	(105,332)	(74,334)

Effect of foreign currency translation on cash balances	(26)	(527)	91	(385)

Net change in cash and cash equivalents	(29,802)	11,913	(17,165)	21,740
Cash and cash equivalents at beginning of period	59,179	34,629	46,542	24,802

Cash and cash equivalents at end of period	$29,377	$46,542	$29,377	$46,542

Supplemental disclosure of cash flow information
Noncash investing and financing activities
Noncash transactions include the following:
Capital lease obligations incurred	$4,047	$7,950	$16,181	$34,561
Issuance of subordinated notes in connection with the acquisition of businesses	$220	$2,761	$466	$10,414
Accrued liabilities in connection with acquisition of businesses	$—	$100	$—	$100
Net gain (loss) on derivative, net of tax effect	$842	$(8,387)	$3,318	$(9,167)
Contribution from noncontrolling interest	$—	$—	$—	$6,062